Exhibit 99.1

NasdaqGM:CECE	NEWS RELEASE

CECO ENVIRONMENTAL REPORTS

SECOND QUARTER AND SIX MONTH 2012 RESULTS

Company Achieves Quarterly Earnings Per Share of $0.15

CINCINNATI, OHIO, August 09th, 2012—CECO Environmental Corp. (NasdaqGM:CECE), a leading provider of air pollution control technology and systems, today announced second quarter and six-month results for the period ended June 30, 2012.

Financial highlights for the second quarter of 2012 compared to the second quarter of 2011 include:

Net sales increased by 6% to $34.6 million compared to $32.5 million in the comparable quarter;

Gross profit increased by 21% to $10.5 million from $8.7 million;

Gross margin increased to 30.3% from 26.8%;

Operating income increased by 54% to $4.3 million from $2.8 million in 2011;

Operating margin increased to 12.4% from 8.6% in 2011;

Net income increased by 25% to $2.5 million compared to $2.0 million;

Net income per diluted share was $0.15 compared to $0.12 in 2011;

SG&A expenses remain fairly consistent as a percent of sales at 17.9% compared to 17.5%;

Bookings increased by 22% to $40.9 million compared to $33.5 million in 2011;

Cash and cash equivalents remain strong at $19.8 million compared to $12.7 millon as of December 31, 2011; and

Backlog as of June 30, 2012 was $58.9 million compared to $54.9 million as of December 31, 2011 and $52.6 million as of June 30, 2011.

Financial highlights for the six months ended June 30, 2012 compared to six months ended June 30, 2011 include:

Net sales decreased by 1% to $67.6 million compared to $68.5 million for the comparable period in 2011;

Gross profit increased by 20% to $20.7 million from $17.2 million;

Gross margin increased to 30.6% from 25.1%;

Operating income increased by 51% to $8.0 million from $5.3 million in 2011;

Operating margin increased to 11.8% from 7.7% in 2011;

Net income increased by 41% to $4.5 million compared to net income of $3.2 million;

Net income per diluted share was $0.27 compared to $0.20 in the previous year;

SG&A expenses as a percent of sales increased slightly to 18.5% from 17.1%; and

Year-to-date bookings increased by 7% to $71.6 million compared to $66.8 million in 2011.

“We are very pleased with the results that CECO achieved in the second quarter as the Company continued to realize improving margins, profitability and bookings,” commented CECO’s Chief Executive Officer, Jeff Lang. “Of particular importance, the Company’s increased bookings momentum from our North America and global customers in the second quarter has continued in the current quarter. We expect this increase in bookings to continue to generate improving results throughout 2012.”

CECO will host a conference call on Thursday, August 09, 2012 at 8:30 a.m. EDT to review its financial results for the quarter. Conferencing details are as follows:

Dial in number:	866-700-7173
International dial in number:	617-213-8838
Participant passcode:	32369324

Replay:	888-286-8010
International:	617-801-6888
Passcode:	93534382

This call is being webcast by Thomson/CCBN and can be accessed at CECO’s web site at www.cecoenviro.com.

The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a leading global provider of air pollution control technology. Through its subsidiaries – Busch International, CECO Filters, CECO Abatement Systems, Kirk & Blum, Effox-Flextor, Fisher-Klosterman/Buell, CECO China and A.V.C. Specialists – CECO provides a wide spectrum of air quality products and services including engineered equipment, cyclones, scrubbers, dampers, diverters, RTO’s, component parts and monitoring and management services. Industries served include refining, petro-chemical, power, aluminum, steel, automotive, chemical and large industrial processes. Revenue from engineered equipment technology is approximately 75% and 25% from parts, services and aftermarket. Global Growth, Operational Excellence, Margin Expansion, Safety, and Employee Development are CECO’s core competencies and long term objectives.

For more information on CECO Environmental please visit the company’s website at http://www.cecoenviro.com.

Contact:

Corporate Information

Jeff Lang, CECO Environmental Corp.

1-800-333-5475

CECO ENVIRONMENTAL CORP.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

Dollars in thousands, except per share data

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2012	2011	2012	2011
Net sales	$34,592	$32,537	$67,618	$68,493
Cost of sales	24,045	23,839	46,887	51,322

Gross profit	10,547	8,698	20,731	17,171
Selling and administrative	6,186	5,741	12,527	11,688
Amortization	76	112	172	223

Income from operations	4,285	2,845	8,032	5,260
Other income, net	1	360	(64)	333
Interest expense (including related party interest of $59 and $59, and $118 and $118, respectively)	(266)	(284)	(537)	(574)

Income from operations before income taxes	4,020	2,921	7,431	5,019
Income tax expense	1,535	968	2,901	1,808

Net income	$2,485	$1,953	$4,530	$3,211

Per share data:
Basic net income	$0.17	$0.14	$0.31	$0.22

Diluted net income	$0.15	$0.12	$0.27	$0.20

Weighted average number of common shares outstanding:
Basic	14,615,913	14,334,116	14,571,642	14,324,040

Diluted	17,211,339	17,141,633	17,169,674	17,117,440

CECO ENVIRONMENTAL CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

Dollars in thousands, except per share data

	JUNE 30, 2012	DECEMBER 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$19,779	$12,724
Accounts receivable, net	18,335	23,109
Costs and estimated earnings in excess of billings on uncompleted contracts	6,857	10,643
Inventories, net	4,490	4,344
Prepaid expenses and other current assets	3,313	2,650

Total current assets	52,774	53,470
Property and equipment, net	5,345	5,651
Goodwill	14,668	14,661
Intangibles – finite life, net	350	526
Intangibles – indefinite life	3,217	3,218
Deferred income tax asset, net	848	848
Deferred charges and other assets	744	971

	$77,946	$79,345

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$10,867	$13,569
Billings in excess of costs and estimated earnings on uncompleted contracts	6,706	9,647
Income taxes payable	1,272	393

Total current liabilities	18,845	23,609
Other liabilities	3,165	3,146
Convertible subordinated notes (including related parties notes of $3,950 in 2012 and 2011)	9,160	9,600

Total liabilities	31,170	36,355

Shareholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized, 14,723,181 and 14,654,262 shares issued in 2012 and 2011	147	146
Capital in excess of par value	44,672	44,249
Accumulated earnings	4,806	1,301
Accumulated other comprehensive loss	(2,493)	(2,350)

	47,132	43,346
Less treasury stock, at cost, 137,920 shares in 2012 and 2011	(356)	(356)

Total shareholders’ equity	46,776	42,990

	$77,946	$79,345

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to certain risks, uncertainties and assumptions. These risks and uncertainties, which are more fully described in CECO’s Annual and Quarterly Reports filed with the Securities and Exchange Commission, and include, but are not limited to: our dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding our estimates and our method of accounting for contract revenue; our history of losses and possibility of further losses; fluctuations in operating results from period to period due to seasonality of our business; the effect of growth on our infrastructure, resources, and existing sales; our ability to expand our operations in both new and existing markets; the potential for contract delay or cancellation; the potential for fluctuations in prices for manufactured components and raw materials; the impact of federal, state or local government regulations; economic and political conditions generally; and the effect of competition in the air pollution control and industrial ventilation industry. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. We caution investors that other factors might, in the future, prove to be important in affecting our results of operations. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Investors are further cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.